EXHIBIT 99.1

Filed by NCI Building Systems, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 13e-4(c) of the Securities Exchange Act of 1934
Subject Company: NCI Building Systems, Inc.
Commission File No. 1-14315
Dated: August 18, 2009

On August 14, 2009, NCI Building Systems, Inc. issued the following press release:

NCI Building Systems Announces Agreement With Clayton, Dubilier & Rice

-- Company to Receive $250 Million Investment --

-- Transaction Provides Comprehensive Capital Structure Solution --

-- Company Expects to Report Profits and Positive Cash Flow for Fiscal Third Quarter --

HOUSTON, Aug. 14 /PRNewswire-FirstCall/ -- NCI Building Systems, Inc. (NYSE: NCS) today announced that it has entered into a definitive agreement with Clayton, Dubilier & Rice Fund VIII, L.P. (“the CD&R Fund”), a fund managed by Clayton, Dubilier & Rice, Inc. (“CD&R”), under which the CD&R Fund will invest $250 million in the Company through the purchase of newly issued Convertible Participating Preferred Shares. This investment is part of a comprehensive solution to address NCI’s significant near term debt repayment obligations, reduce debt by $323 million and position the Company for future growth.

The CD&R Fund will have a 72% ownership position in the Company on an as-converted, pro-forma basis. NCI Building Systems’ Board of Directors has approved the transaction, which is expected to close by the end of the Company’s fiscal year.

The equity investment by the CD&R Fund is conditioned upon the completion of the following:

• The Company has commenced a process to amend its existing $293 million term loan which will include the repayment of approximately $143 million and a modification of the terms and maturity of the remaining $150 million of debt.

• The Company will launch an exchange offer to retire its existing convertible notes. For each $1,000 note, the Company will offer a combination of $500 in cash and 125 shares of NCI common stock.

• The Company is in the final stages of concluding an agreement for a $125 million asset based loan facility (“ABL”), which is not expected to be drawn at closing.

The Convertible Participating Preferred Shares issued to the CD&R Fund will initially be convertible into approximately 106.8 million shares of common stock at the CD&R Fund’s option. Dividends will be payable quarterly either on a cash basis at 8.0% per annum or paid in-kind at 12.0% per annum at the Company’s option.

“As a result of this transaction, we will resolve our capital structure issues and gain the flexibility to ride out the current economic crisis and benefit from improved market conditions over the next several years,” noted Norman C. Chambers, Chairman, President and CEO of NCI Building Systems. “After many months of exploring a broad range of solutions, we are convinced the CD&R Fund’s investment, while unfortunately very dilutive, is in the best interests of our shareholders. In addition to substantially reducing the financial risk that has weighed heavily on the Company, this transaction will allow our shareholders to benefit from ongoing improvements in operating performance driven by our recent restructuring programs as well as the growth opportunities we will have in better economic times.”

“CD&R is widely respected as a long term investor and builder of businesses, and will bring both financial and operating resources to our Company. This significant investment serves as a strong endorsement for our business model and growth strategy, as well as our future prospects,” Mr. Chambers said.

The Company expects to report a profitable fiscal third quarter ended August 2, 2009 as a result of previously implemented cost reduction programs, and continued pricing discipline. Operating cash flow is expected to be positive. NCI will release its fiscal third quarter results on September 9, 2009.

Nathan K. Sleeper, the CD&R partner leading the transaction, stated, “NCI Building Systems is a clear market leader serving a diverse set of customers and geographies within the nonresidential construction market. We believe that NCI’s leading brand position among builders, combined with its unique manufacturing and distribution system, gives the Company a very strong competitive position. We look forward to completing this transaction and working with the strong and experienced NCI management team to build long-term value for the Company’s customers, employees and shareholders.”

Upon completion of the transaction, the CD&R Fund will appoint directors to the Board in proportion to its aggregate as-converted percentage ownership of common stock. James G. Berges, a CD&R Operating Partner, will join the Board and be designated Chairman of the Executive Committee. The Board will include Mr. Chambers, who will remain as Chairman and CEO, and at least two independent directors not appointed by the CD&R Fund; the NCI management team will remain in place.

“We welcome the opportunity to work together with CD&R. Jim Berges brings significant operating industry expertise from his previous tenure with Emerson Electric and General Electric,” Mr. Chambers said.

With the signing of a definitive agreement for an equity investment, the waivers granted by NCI’s senior credit facility lenders on May 20, 2009 are automatically extended to September 15, 2009. The Company will request a further extension in order to complete the transaction.

Completion of the transaction is also subject to expiration or early termination of any applicable antitrust waiting period, completion of the term loan amendment, exchange offer, and ABL financing and other customary closing conditions. Although this transaction would normally require approval of the Company’s shareholders according to the rules of the New York Stock Exchange (the “Exchange”), the Exchange’s Shareholder Approval Policy provides an exception in cases where the delay in securing shareholder approval for the issuance would seriously jeopardize the financial viability of the listed company. In accordance with the Exchange’s rule providing that exception, the Audit Committee of the Board of Directors of NCI Building Systems has expressly approved, and the Board of Directors has concurred with, NCI’s use of the exception, which the Exchange has accepted.

Greenhill & Co. acted as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to NCI Building Systems. Sagent Advisors Inc. acted as financial advisor and Debevoise & Plimpton LLP acted as legal advisor to the CD&R Fund.

Additional terms and information with respect to this transaction will be included in a Form 8-K to be filed by NCI Building Systems, Inc.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Clayton, Dubilier & Rice, Inc. is a private equity firm with an investment strategy predicated on producing superior financial returns through building stronger, more profitable businesses. The Firm’s professionals include a combination of financial and operating executives. Since inception, CD&R has managed the investment of more than $12 billion in 43 U.S. and European businesses representing a broad range of industries with an aggregate transaction value of approximately $70 billion and revenues of nearly $100 billion. The Firm is based in New York and London. www.cdr-inc.com.

Additional Information and Where to Find It:

In connection with the proposed exchange offer by NCI Building Systems, Inc. (the “Company”) to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, a exchange offer statement on Schedule TO and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the exchange offer statement and the other related documents and materials filed with the SEC, as well as any amendments and supplements thereto, when they become available because they will contain important information about the Company, the proposed exchange offer and related transactions.

The final offer document and prospectus relating to the proposed exchange offer will be mailed to the holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, exchange offer statement and the final offer document and prospectus (when available), as well as other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Free copies of NCI's filings with the SEC may also be obtained from the Company's Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.

This communication shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, securities, nor shall there be any exchange or sale of such securities in any jurisdiction in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, the proposed offer for the Company’s convertible notes described in this communication has not commenced. At the time that the contemplated offer is commenced, the Company will file a statement on Schedule TO with the SEC and a registration statement on Form S-4. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstance that could give rise to the termination of the investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P.; the inability to complete the transactions contemplated by the investment agreement due to failure to satisfy conditions to such transactions (including with respect to the refinancing of the senior credit facility and the convertible notes); the failure of the transactions discussed herein to close for any reason; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the investment agreement, the transactions contemplated thereby, including the convertible notes exchange offer; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; the volatility of the Company’s stock price; the potential dilution associated with the convertible notes exchange offer; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; the significant demands on the Company’s liquidity while current economic and credit conditions are severely affecting its operations; and the uncertainty surrounding the transactions described herein, including the Company’s ability to retain employees, customers and vendors. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November

2, 2008, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

CONTACT: Investors, Lynn Morgen or Betsy Brod, both of MBS Value Partners, +1-212-750-5800; or Media, Terry Rooney of Rooney & Associates Communications, +1-212-223-0689, all for NCI Building Systems; or Thomas C. Franco, +1-212-407-5225; Dan Jacobs of Broadgate Consultants, LLC, +1-212-232-2227, both for Clayton, Dubilier & Rice, Inc.